Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056 www.txpetrochem.com

FOR IMMEDIATE RELEASE

TPC GROUP ANNOUNCES NEW CHIEF EXECUTIVE OFFICER

HOUSTON (Friday, March 18, 2011) – TPC Group Inc. (NASDAQ:TPCG) announced today that Michael T. McDonnell has been elected by the Board of Directors to be the company’s new President and Chief Executive Officer and to serve as a member of the Board of Directors effective March 22, 2011, replacing Charlie Shaver in those roles. McDonnell, 53, formerly served as President and Chief Executive Officer for Pregis Corporation, a leading global provider of innovative protective, flexible, and food service packaging and hospital supply products.

Michael E. Ducey, Chairman of the Board, said, “We are very pleased to have Michael McDonnell lead TPC Group into its next era of growth. In today’s constantly changing chemicals market, the Board was determined to find an experienced executive with a proven record of driving growth and performance who could provide the leadership necessary to move TPC Group into the future. With his more than 20 years of experience in management and executive roles, I am excited that we have found a leader of this caliber in Michael.”

In his most recent position at Pregis from 2006 to 2011, Michael was responsible for leading a $1.0 billion company with 47 facilities in 18 countries. His focus was to create an independent, standalone corporation from its prior parent company, Pactiv, which was centered on a culture of accountability, sense of urgency, teamwork, results-driven processes and integrity. Prior to Pregis, Michael led the Environmental Technologies division of Engelhard Corporation, a surface and materials science company that was eventually bought by BASF AG in 2006. From 1998 to 2002, he was responsible for a chemicals division of Cytec Industries, including integration of a European joint venture. McDonnell received a Bachelor of Science degree in Chemical Engineering from Penn State University in 1980, a Masters of Arts degree in Economics from the University of Massachusetts Amherst in 1998, and has completed The General Management Program at Harvard Business School.

“I am honored and excited to join TPC Group,” said McDonnell. “Along with the rest of the management team, I know we are committed to achieving the operational excellence and financial results our stake holders expect. I look forward to bringing my global and results-oriented experience to the company.”

“On behalf of the entire board, I would like to thank Charlie Shaver for his unwavering support and dedication to TPC Group and its employees,” said Ducey. “His unique perspective on the chemicals industry and vision for the company were paramount in growing the company from $400 million to almost $2 billion in revenue. We are very grateful for the contributions he has made to the company’s development over the years.”

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Transition Report on Form 10-K, which are available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

Investor Relations
Contact:	Scott Phipps
Email:	scott.phipps@tpcgrp.com
Phone:	713-475-5294

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

# # #

2